Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP REPORTS RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2007

LONG BEACH, CA, October 29, 2007 — HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended September 30, 2007.  Funds From Operations (“FFO”) applicable to common shares was $109.0 million, or $0.52 per diluted share of common stock, for the quarter ended September 30, 2007, compared to FFO applicable to common shares of $69.4 million, or $0.50 per diluted share of common stock, in the year ago period.  FFO applicable to common shares for the nine months ended September 30, 2007 was $331.9 million, or $1.60 per diluted share of common stock, compared to FFO applicable to common shares of $207.1 million, or $1.50 per diluted share of common stock, in the year ago period.

FFO applicable to common shares for the three and nine months ended September 30, 2007 includes the impact of merger-related charges of $0.05 and $0.08 per diluted share of common stock, respectively.  Merger-related charges in 2007 include the amortization and write-off of fees associated with our CNL Retirement Properties, Inc. (“CRP”) and Slough Estates USA Inc. (“SEUSA”) merger financing, severance and retention related compensation, as well as other CRP and SEUSA integration costs.  FFO applicable to common shares for the nine months ended September 30, 2006, includes the impact of impairment charges of $0.03 per diluted share of common stock.  FFO applicable to common shares for the three months ended September 30, 2007 includes income of $0.04 per diluted share of common stock, resulting from our change in estimate related to the collectibility of straight-line rental income from Summerville Senior Living, Inc., which was acquired by Emeritus Corporation.  FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended September 30, 2007 was $316.9 million, or $1.53 per diluted share of common stock, compared to net income applicable to common shares of $71.5 million, or $0.52 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the nine months ended September 30, 2007 was $522.9 million, or $2.53 per diluted share of common stock, compared to net income applicable to common shares of $160.4 million, or $1.17 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the three and nine months ended September 30, 2007 includes gains on sales of real estate and real estate interest of $286.2 million and $402.4 million, respectively.

ACQUISITON OF SLOUGH ESTATES USA INC.

On August 1, 2007, we closed our acquisition of SEUSA for aggregate cash consideration of approximately $3.0 billion. SEUSA’s life science portfolio is concentrated in the San Francisco Bay Area and San Diego County and comprises 83 existing properties representing approximately 5.2 million square feet and an established development pipeline of 3.8 million square feet upon completion.

In connection with our acquisition of SEUSA, we obtained, from a syndicate of banks, a financing commitment for a $3.0 billion bridge loan under which $2.75 billion was borrowed at closing.  In October 2007, we made aggregate payments of approximately $1.4 billion, reducing the outstanding principal balance of the bridge loan to $1.35 billion.

OTHER INVESTMENT TRANSACTIONS

During the three months ended September 30, 2007, excluding the acquisition of SEUSA, we made investments of $118 million with an average yield of 7.8%.  Our investments, including the acquisition of SEUSA, for the nine months ended September 30, 2007 aggregated $3.7 billion with an average yield of 6.6%, and were made in the following sectors: (i) 83% life science, (ii) 9% “medical office buildings (“MOB”), (iii) 7% hospitals and (iv) 1% senior housing and other healthcare facilities.

During the three months ended September 30, 2007, we sold 42 properties for $504 million, which included the sale of 41 properties to Emeritus Corporation for $501.5 million. Our sales of properties and marketable securities for the nine months ended September 30, 2007 aggregated $949 million and were made from the following sectors: (i) 58% senior housing, (ii) 33% skilled nursing facilities, (iii) 5% hospitals, (iv) 3% MOB and (v) 1% other healthcare facilities.

For the three and nine months ended September 30, 2007, we recognized gains from sales of real estate and real estate interest of $286.2 million and $402.4 million, respectively.  For the nine months ended September 30, 2007, we recognized gains from sales of marketable securities of $5 million.

JOINT VENTURE TRANSACTION

On September 28, 2007, HCP Ventures IV, LLC, a joint venture formed on April 30, 2007, acquired an MOB valued at $35 million and concurrently placed $23 million of secured debt.  The acquisition was funded pro-rata by the partners to this joint venture.

CAPITAL MARKET TRANSACTIONS

On October 5, 2007, we issued 9 million shares of common stock and received net proceeds of approximately $303 million, which were used to repay outstanding borrowings under our bridge loan.

On October 15, 2007, we issued $600 million of 6.70% senior unsecured notes due in 2018. The notes were priced at 99.793% of the principal amount for an effective yield of 6.73%. We received net proceeds of approximately $595 million, which were used to repay outstanding borrowings under our bridge loan.

OTHER EVENTS

On September 7, 2007, we changed our name from Health Care Property Investors, Inc. to HCP, Inc. Our common stock continues to trade on the New York Stock Exchange under the symbol HCP.

On October 25, 2007, our Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on November 19, 2007 to stockholders of record as of the close of business on November 5, 2007.

On October 25, 2007, our Board of Directors unanimously elected Ms. Christine Garvey as a new director.

FUTURE OPERATIONS

For the full year 2007, we presently expect net income applicable to common shares to range between $2.71 and $2.76 per diluted common share, FFO applicable to common shares to range between $2.10 and $2.15 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges, to range between $2.20 and $2.25 per diluted common share.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, October 30, 2007 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended September 30, 2007. The conference call is accessible by dialing (866) 314-5050 (U.S.) or (617) 213-8051 (International). The participant pass code is 10328837. The webcast is accessible via the Company’s website at www.hcpi.com. The link can be found on the “Event Calendar” page which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on October 30, 2007 through November 13, 2007 on the Company’s website. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a self-administered REIT that, together with its consolidated entities, invests directly, or through joint ventures, in healthcare-related facilities located primarily throughout the United States. As of September 30, 2007, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 753 properties and consisted of 271 senior housing facilities, 265 medical office buildings, 99 life science facilities, 41 hospitals, 65 skilled nursing facilities and 12 other healthcare facilities. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of net income per diluted common share, FFO per diluted common share, and FFO per diluted common share before giving effect to merger-related charges for the full year of 2007. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the ability of the Company to achieve its expected benefits from acquisitions; the ability of the Company to integrate companies and to preserve the goodwill of these acquired companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial condition of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in the Company’s Securities and Exchange Commission filings.

Contact:

HCP

Mark A. Wallace

Executive Vice President — Chief Financial Officer and Treasurer

(562) 733-5100

HCP, INC.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenues and other income	$284,249	$119,815	$764,848	$348,836

Net income applicable to common shares	$316,866	$71,536	$522,872	$160,425

Basic earnings per common share	$1.54	$0.52	$2.55	$1.18

Diluted earnings per common share	$1.53	$0.52	$2.53	$1.17

Weighted average shares used to calculate diluted earnings per common share	207,070	137,578	206,672	137,209

Funds from operations applicable to common shares (1)	$109,007	$69,420	$331,850	$207,124

Diluted funds from operations applicable to common shares (1)	$111,613	$71,953	$341,937	$214,956

Basic funds from operations per common share (1)	$0.53	$0.51	$1.62	$1.52

Diluted funds from operations per common share (1)	$0.52	$0.50	$1.60	$1.50

Weighted average shares used to calculate diluted funds from operations per common share (1)	212,920	143,538	213,947	143,349

Impact of merger-related and impairment charges:
Merger-related charges	$9,078	$—	$18,057	$—
Impairments	—	—	—	4,711
	$9,078	$—	$18,057	$4,711

Per common share impact of merger-related and impairment charges on diluted funds from operations	$0.05	$—	$0.08	$0.03

(1)             The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company. A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HCP, INC.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues and other income:
Rental and related revenues	$242,267	$112,234	$648,994	$320,174
Income from direct financing leases	18,832	—	49,037	—
Investment management fee income	1,602	678	12,062	2,675
Interest and other income	21,548	6,903	54,755	25,987
	284,249	119,815	764,848	348,836

Costs and expenses:
Interest	103,829	36,727	255,918	101,986
Depreciation and amortization	74,253	27,779	195,415	80,033
Operating	52,582	19,902	133,664	56,252
General and administrative	16,558	8,261	55,443	25,137
	247,222	92,669	640,440	263,408

Operating income:	37,027	27,146	124,408	85,428
Equity income from unconsolidated joint ventures	1,242	1,044	3,758	7,580
Gain on sale of real estate interest	—	—	10,141	—
Minority interests’ share of earnings	(6,018)	(3,511)	(17,992)	(11,458)
Income from continuing operations:	32,251	24,679	120,315	81,550

Discontinued operations:
Operating income	3,744	16,411	26,136	52,833
Impairments	—	—	—	(4,711)
Gains on sales of real estate	286,153	35,728	392,269	46,601
	289,897	52,139	418,405	94,723

Net income:	322,148	76,818	538,720	176,273
Preferred stock dividends	(5,282)	(5,282)	(15,848)	(15,848)

Net income applicable to common shares:	$316,866	$71,536	$522,872	$160,425

Basic earnings per common share:
Continuing operations	$0.13	$0.14	$0.51	$0.48
Discontinued operations	1.41	0.38	2.04	0.70
Net income applicable to common shares	$1.54	$0.52	$2.55	$1.18

Diluted earnings per common share:
Continuing operations	$0.13	$0.14	$0.51	$0.48
Discontinued operations	1.40	0.38	2.02	0.69
Net income applicable to common shares	$1.53	$0.52	$2.53	$1.17

Weighted average shares used to calculate earnings per common share:
Basic	206,186	136,682	205,322	136,402

Diluted	207,070	137,578	206,672	137,209

HCP, INC.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net income applicable to common shares:	$316,866	$71,536	$522,872	$160,425
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	74,253	27,779	195,415	80,033
Discontinued operations	51	5,009	6,465	15,792
Gains on sales of real estate and real estate interest	(286,153)	(35,728)	(402,410)	(46,601)
Equity income from unconsolidated joint ventures	(1,242)	(1,044)	(3,758)	(7,580)
FFO from unconsolidated joint ventures	6,187	2,177	15,819	5,690
Minority interests’ share of earnings	6,018	3,511	17,992	11,458
Minority interests’ share of FFO	(6,973)	(3,820)	(20,545)	(12,093)
Funds from operations applicable to common shares (1)	$109,007	$69,420	$331,850	$207,124

Distributions on convertible units	$2,606	$2,533	$10,087	$7,832

Diluted funds from operations applicable to common shares (1):	$111,613	$71,953	$341,937	$214,956

Basic funds from operations per common share (1)	$0.53	$0.51	$1.62	$1.52

Diluted funds from operations per common share (1)	$0.52	$0.50	$1.60	$1.50

Weighted average shares used to calculate diluted funds from operations per common share (1)	212,920	143,538	213,947	143,349

Impact of merger-related and impairment charges:
Merger-related charges	$9,078	$—	$18,057	$—
Impairments	—	—	—	4,711
	$9,078	$—	$18,057	$4,711

Per common share impact of merger-related and impairment charges on diluted funds from operations	$0.05	$—	$0.08	$0.03

(1)             The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

HCP, INC.

Consolidated Balance Sheets

In thousands, except share and per share data

	September 30,	December 31,
	2007	2006
Assets	(unaudited)
Real estate:
Buildings and improvements	$8,017,019	$5,767,079
Developments in process	266,903	42,346
Land	1,601,529	653,435
Less accumulated depreciation and amortization	672,401	523,732
Net real estate	9,213,050	5,939,128

Net investment in direct financing leases	637,742	678,013
Loans receivable, net	159,879	196,480
Investments in and advances to unconsolidated joint ventures	248,676	25,389
Accounts receivable, net of allowance of $22,273 and $24,205, respectively	34,403	31,026
Cash and cash equivalents	568,853	58,405
Restricted cash	65,080	40,786
Intangible assets, net	648,915	380,568
Real estate held for sale, net	5,578	502,278
Real estate held for contribution, net	—	1,684,341
Other assets, net	513,957	476,335

Total assets	$12,096,133	$10,012,749

Liabilities and Stockholders’ Equity
Bank line of credit	$—	$624,500
Bridge and term loans	2,750,000	504,593
Senior unsecured notes	3,224,215	2,748,522
Mortgage debt	1,280,515	1,288,681
Mortgage debt on assets held for sale	3,779	38,617
Mortgage debt on assets held for contribution	—	889,356
Other debt	109,208	107,746
Intangible liabilities, net	286,270	134,050
Accounts payable and accrued liabilities	214,809	200,088
Deferred revenue	44,454	20,795
Total liabilities	7,913,250	6,556,948
Minority interests:
Joint venture partners	33,177	34,211
Non-managing member unitholders	305,850	127,554
Total minority interests	339,027	161,765

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 207,277,390 and 198,599,054 shares issued and outstanding, respectively	207,277	198,599
Additional paid-in capital	3,413,124	3,108,908
Cumulative dividends in excess of earnings	(69,436)	(316,369)
Accumulated other comprehensive income	7,718	17,725

Total stockholders’ equity	3,843,856	3,294,036

Total liabilities and stockholders’ equity	$12,096,133	$10,012,749

HCP, INC.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2007):

	2007
	Low	High

Diluted earnings per common share	$2.71	$2.76
Gains on sales of real estate and real estate interest	(1.94)	(1.94)
Real estate depreciation and amortization	1.27	1.27
Joint venture adjustments	0.06	0.06
Diluted funds from operations per common share (2)	2.10	2.15
Merger-related charges (3)	0.10	0.10
Diluted funds from operations per common share before merger-related charges	$2.20	$2.25

(1)             Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release. These estimates also include the impact on operating results from potential future property acquisitions and dispositions, but do not reflect the potential impact of future impairments, if any.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairment charges. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)             The Company believes that Diluted Funds From Operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(3)             Merger-related charges primarily include amortization of fees associated with the Company’s former revolving line of credit and bridge loans, severance and retention-related compensation, and integration costs.